Exhibit 99.1

OriginClear Expresses Satisfaction with Growth of New Modular Division

Modular Water is “Basis of Design” on 20 out of 21 current or prospective contracts.

Los Angeles, CA – October 23, 2018 – OriginClear Inc. (OTC/QB: OCLN), a leading provider of water treatment solutions, reported today that the Board expressed satisfaction with the performance of its new operating division, Modular Water Systems (MWS) (www.modularwater.com). Launched in late June of 2018, the division has performed accurately to its forecasts.

As previously reported, MWS received its first order, totaling about $60,000, within one month of launch. In September, initial payments were received on two systems, for an additional $190,000.

Based on forecasts, the company believes that the Company will receive approximately $1 million in purchase orders from the MWS division for the three months ending 31 December 2018.

The company’s expectation is reinforced by the fact that MWS is “Basis of Design” on 20 out of 21 current or projected contracts.

“Basis of Design means we are the final and preferred technical solution,” said Daniel M. Early, P.E., President of Modular Water Systems. “This provides a high degree of confidence that we will be successful in executing a contract and delivering a product to our customers.”

“Dan Early came to us with a portfolio of patents and a list of prospective customers,” said Riggs Eckelberry, CEO of OriginClear. “We established MWS around him, with a support staff, and design and fabrication support from our Dallas subsidiary, Progressive Water Treatment.

“We believe that MWS will continue to grow into the first quarter of 2019,” concluded Eckelberry.

MWS purchase orders usually consist of a 50% deposit, with 50% due on shipment. Cost of Goods is in the range of 50%.

OriginClear cautions that the foregoing forecast for the quarter in progress is for received purchase orders only, and that Revenue Recognition of such orders is not expected within this same period; accordingly there cannot be any there cannot be any assurance that the Company will realize such revenue from the bookings.

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About OriginClear, Inc.

OriginClear is a leading provider of water treatment solutions and the developer of a breakthrough water cleanup technology serving the rapidly growing $500 billion world market. Through its wholly owned subsidiaries, OriginClear provides systems and services to treat water in a wide range of industries, such as municipal, pharmaceutical, semiconductors, industrial, and oil & gas. To rapidly grow this segment of the business, we strategically acquire profitable and well-managed water treatment companies, which allow us to expand our global market presence and technical expertise. To enable a new era of clean and socially responsible water treatment solutions, we invented Electro Water Separation™, a breakthrough high-speed water cleanup technology using multi-stage electrolysis, that we license worldwide to water treatment equipment manufacturers. Water is our most valuable resource, and the mission of the “Family of OriginClear Companies” is to improve the quality of water and help return it to its original and clear condition. To learn more about OriginClear®, please visit our website at www.originclear.com.

OriginClear Safe Harbor Statement:

Matters discussed in this release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this update, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with our history of losses and our need to raise additional financing, the acceptance of our products and technology in the marketplace, our ability to demonstrate the commercial viability of our products and technology and our need to increase the size of our organization. Further information on the Company's risk factors is contained in the Company's quarterly and annual reports as filed with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

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ir@OriginClear.com

www.OriginClear.com